EXHIBIT 10.2

TERMINATION AND PURCHASE AGREEMENT

THIS TERMINATION AND PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 4, 2002 by and between U–C Holdings, L.L.C., a Delaware limited liability company (the “Purchaser”), CTN Media Group, Inc., a Delaware corporation (the “Company”), and Daniel D. Davenport (“Executive”).  The Purchaser, the Company and Executive are sometimes referred to herein as the “Parties.”  Unless otherwise provided herein, capitalized terms shall have the meanings set forth in that certain Fifth Amended and Restated Limited Liability Company of U–C Holdings, L.L.C. (as amended from time to time, the “LLC Agreement”), dated April 5, 2001, by and among the members of the Purchaser.

Effective as of October 19, 2001 (the “Termination Date”), Executive’s employment by the Company was terminated without cause, and the Parties have agreed to the terms set forth herein with respect to such termination.  The Company shall have no obligations to make payments to Executive hereunder prior to the Closing Date.

Executive holds 595,374 Class A and B Investor Units of the Purchaser (collectively referred to as the “Executive Securities”).

In consideration of the mutual covenants and agreements made herein, and of the mutual benefit derived hereby, the Parties, intending to be legally bound, hereby agree as follows:

TERMINATION

1.             Termination of Employment; Severance.

(a)           Effective as of the Termination Date, Executive will no longer be employed by the Company, and the Parties hereby waive the notice provisions set forth in that certain Employment Agreement dated July 19, 1999, as amended on July 12, 2000, among the Company and Executive (the “Employment Agreement”).

(b)           Except (i) as required by law, (ii) as specifically provided in this Section 1, (iii) for the payment of earned but unpaid Base Salary (as defined in the Employment Agreement) through the Termination Date, and (iv) payment of accrued but unused vacation through the Termination Date (which Executive and the Company acknowledge has already been paid), all of the Company’s obligations under the Employment Agreement (including, but not limited to, with respect to making payments or providing any other benefits) shall terminate automatically as of the Termination Date.

(c)           Effective as of the Closing Date, Executive agrees that Sections 5 through 17 of the Employment Agreement (as amended by this paragraph, the “Surviving Provisions”) shall remain in full force and effect except that the term “Employment Period,” where used therein, shall be read as “Termination Period” (as defined below); provided, however, that the parties agree that the restrictive covenants set forth in Section 7 of the Employment Agreement shall terminate at the end of the Termination Period, except for the restrictions set forth in Section 7(b)(i) and (ii) shall terminate six (6) months from the date of this Agreement.  The Company also agrees that the restrictions set forth in Section 7(b)(i) and (ii) shall not apply to any employee whose employment with the Company has terminated, provided that such employee was not solicited by Executive prior to the termination of such employee’s employment with the Company.  Executive agrees and acknowledges that, in the event of a breach by Executive of Sections 5, 6 or 7 (as modified herein) of the Employment Agreement, Executive shall no longer be entitled to receive any benefits hereunder or any amounts owing under the Company Note.  Notwithstanding anything else in this Section 1 (c), if the Company fails to make a payment pursuant to the Company Note (as defined below) on its due date or within 20 days thereafter at any time between the date of this Agreement through April 30, 2002 (after taking into account a twenty (20) day cure period) the restrictive covenants relating to non-competition and non-solicitation contained in Section 7(b)(i) and (ii) of the Employment Agreement shall thereby be terminated and from that period forward be of no further force or effect.

(d)           The Company shall transfer ownership to Executive of the personal computer located in Executive’s office at the time of termination.

(e)           “Termination Period” means the period commencing on the Termination Date and ending on April 30, 2003.

PURCHASE OF EXECUTIVE SECURITIES

2.             Purchase and Sale of Executive Securities.

(a)           On the terms set forth herein, Executive hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from Executive, the Executive Securities free and clear of all Encumbrances (as defined in Section 4(b) below) and all rights with respect thereto.

(b)           At the closing of the purchase and sale of the Executive Securities (the “Closing”), the Purchaser will purchase the Executive Securities for the consideration described in Section 2(c) below (the “Purchase Price”); provided that, the Purchaser shall not be obligated to purchase the Executive Securities and Executive shall not be obligated to perform hereunder prior to receipt of (collectively, the “Consents”) (i) the consent of LaSalle Bank National Association to the transactions contemplated hereunder (including subordination language acceptable to LaSalle Bank National Association with respect to the Company Note, as defined in Section 2(c) below) (the “LaSalle Consent”), and (ii) the approval of the Dividend (as defined in Section 2(d) below), issuance of the Company Note and other terms contemplated hereunder by the finance committee or other disinterested committee of the board of directors of the Company.

(c)           The Closing shall take place at the Company’s offices contemporaneously with the execution of this Agreement (the date that the Closing occurs is referred to as the “Closing Date”), or at such other place as may be mutually agreeable to the parties hereto.  At the Closing, the Purchaser shall deliver to Executive the Purchase Price as follows: (i) the Executive Notes (as defined below), in the aggregate principal amount of $476,415, together with all accrued but unpaid interest thereon, marked as canceled, (ii)  the transfer and assignment to Executive of a subordinated promissory note issued by the Company to the Purchaser (the “Company Note”) in the aggregate principal amount of $110,000, which note shall be in the form and substance set forth on Exhibit A attached hereto. Effective simultaneously with the Closing, the Unit Pledge Agreement dated as of February 1, 2000, between the Purchaser and Executive shall be deemed to be terminated.  “Executive Notes” means the four outstanding notes payable by Executive to the Purchaser in the original principal amount of $180,834, $47,620, $94,352 and $153,609, respectively, each dated as of February 1, 2000.

(d)           Immediately prior to the Closing, the Company’s board of directors shall declare a dividend (the “Dividend”) in the aggregate amount of $110,000 on its outstanding Series A Convertible Preferred Stock (pro rata based on the amount of accumulated but unpaid dividends thereon).  Payment of such dividend shall be satisfied by the issuance by the Company of the Company Note to the Purchaser.

(e)           Executive acknowledges that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the sale of, and the value of, the Executive Securities, and has had full access to such financial or other information concerning the Company and the Purchaser as he has requested.  Neither the Company nor the Purchaser makes any representation or warranty regarding the value of the Executive Securities.

MUTUAL RELEASES

3.             Mutual Releases.

(a)           In consideration of the payments and covenants of the Purchaser set forth herein, Executive (on behalf of himself and his respective heirs, assigns or executors) hereby releases the Purchaser, the Company, and their respective predecessors, successors and assigns, and their respective present and former direct or indirect affiliates, shareholders, subsidiaries, officers, directors, partners, members, managers, employees, agents and attorneys (collectively, the “Releasees”) from any and all claims, actions, lawsuits, obligations, agreements, contracts, commitments and liabilities which exist or may exist of any kind whatsoever, whether known or unknown (collectively, “Claims”), which Executive (including any heirs, assigns or executors) now has or may in the future have against any of the Releasees which relate in any way to Executive’s employment with the Company, Executive’s ownership of the Executive Securities or otherwise relate to Executive’s association with any of the Releasees; provided that “Claims” shall not include, and this Section 3(a) shall not be deemed a release of, any obligations of the Purchaser or the Company expressly set forth in this Agreement or in the Company Note. Notwithstanding the foregoing, Executive shall be entitled to the benefits of the indemnity provided by the LLC Agreement and the Company’s certificate of incorporation or bylaws as of the date hereof, and any subsequent changes to the certificate of incorporation or bylaws enlarging or reducing the indemnity granted to Executive shall not affect the rights of Executive existing as of the date hereof.

(b)           In consideration of the covenants of Executive set forth herein, the Purchaser and the Company each hereby releases Executive and his respective heirs, successors or executors, from any and all Claims which the Purchaser and/or the Company (including their successors and assigns) (also referred to as “Releasees”) now has or may in the future have against Executive which relate in any way to Executive’s employment with the Company, Executive’s ownership of the Executive Securities, or otherwise relate to Executive’s association with any of the Company or the Purchaser; provided that “Claims” shall not include, and this Section 3(b) shall not be deemed a release of, any obligations of Executive expressly set forth in this Agreement or the Surviving Provisions of the Employment Agreement (as amended hereby).

(c)           By entering into this Agreement, each of the Parties intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Each of the Parties expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims.  Each of the Parties acknowledges and agrees that the provisions hereof are reasonable in context and scope and that this waiver is an essential and material term of this Agreement and without such waiver the Parties would not have made the promises described in this Agreement.

(d)           Each of the Parties further agrees that in the event such Party brings its own Claim in which it seeks damages against the Releasees or in the event such Party seeks to recover against any other Party or any of the Releasees in any Claim brought by a governmental agency on such person’s behalf, the releases set forth in this Agreement shall serve as a complete defense to such Claims.

(e)           Executive acknowledges that the Company has provided Executive at least twenty-one (21) days to decide whether to execute this Agreement.  Executive hereby agrees and acknowledges that the Company shall have no obligations to make payments to him hereunder prior to the Closing Date.

REPRESENTATIONS AND WARRANTIES

4.             Representations and Warranties of Executive.  Executive represents and warrants to the Purchaser as follows:

(a)           Authorization.  Executive has the power and capacity to execute and deliver this Agreement, to perform fully his obligations hereunder and to consummate the actions contemplated hereby.  Executive has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

(b)           Ownership of the Executive Securities.  All of the Executive Securities are owned of record and beneficially by Executive, and Executive has good and marketable title to such Executive Securities, free and clear of any security interests, claims, liens, options, pledges, charges, encumbrances, voting trusts, proxies or other restrictions of any kind whatsoever (“Encumbrances”), other than Encumbrances created hereunder or under the Unit Pledge Agreement.  Executive shall transfer to the Purchaser good and marketable title to the Executive Securities.

(c)           Executive’s Understanding; Instruction to Consult Counsel.  Executive acknowledges that he understands the contents of this Agreement, that he is competent to enter into this Agreement and that he had been advised to consult, and has consulted, with an attorney concerning this Agreement, and that his signature has not been obtained by duress.

(d)           Return of Confidential Information, Etc.  In accordance with Section 5 of the Employment Agreement, Executive shall deliver on or prior to the Termination Date to the Company all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents (and copies thereof) relating to Confidential Information, Work Product (as such terms are defined in the Employment Agreement) or the business of the Purchaser, the Company or any Subsidiary which he possesses or has under his control.

5.             Representation and Warranty of the Company and the Purchaser.  Each of the Company and the Purchaser represents and warrants to Executive that the Company and the Purchaser have the power and authority to execute and deliver this Agreement and the exhibits attached hereto, to perform fully their obligations hereunder and to consummate the actions contemplated hereby. Each of the Company and the Purchaser has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of the Company and the Purchaser enforceable against the Company and the Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

MISCELLANEOUS

6.             Nondisparagement.  Each Party agrees that it will not make negative or disparaging comments regarding each other, except as may be required under law.

7.             Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the transfer of the Executive Securities hereunder.

8.             Governing Law.  The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Purchaser and its unit holders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.             Further Assurances; Assistance and Cooperation.  After the Closing, as and when requested by a Party, the other Parties shall, without further consideration, execute and deliver all such instruments of conveyance and transfer and shall take such further actions as may be reasonably necessary in order to confirm the transfer of the Executive Securities to the Purchaser (as applicable) and the other matters provided herein.  Further, Executive agrees to reasonably assist and cooperate with the Company and the Purchaser and their attorneys and advisors in connection with any litigation, arbitration or other proceeding involving the Company, the Purchaser or any of the Releasees (including, without limitation, all currently pending litigation); provided that the Company shall reimburse Executive for any reasonable travel or other incidental out-of-pocket expenses incurred by Executive in connection with the provision of such assistance subject to prior approval by the Company of the incurrence of such expenses.

10.           Complete Agreement.  This Agreement constitutes the entire agreement between the Parties hereto regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.

11.           Headings.  The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

12.           Counterparts.  The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

13.           Remedies.  Each of the Parties will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in its favor.  The

Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party  may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement and/or the Surviving Provisions of the Employment Agreement.

14.           Arbitration.  Except as set forth in Section 13, any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by final and binding arbitration in accordance with the rules of the American Arbitration Association and shall take place in Delaware or Georgia. Judgment upon the arbitration award may be enforced in any court having jurisdiction thereover. The Party against whom any proceeding hereunder is finally resolved shall bear the costs of (a) each Party’s respective attorneys, witnesses and experts in connection with such arbitration and (b) the arbitrator.

15.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by each of the Parties and their respective successors, heirs, executors and assigns.

16.           No Admission.  This Agreement, and any negotiations or discussions connected with it, shall not, in any event or respect, constitute or be construed as, or be deemed to be evidence of, an admission of, or concession of, any wrongdoing by any Party.  The Parties acknowledge, understand and agree that the fact of, terms of, and negotiations and discussions leading up to this Agreement are covered by Federal Rule of Evidence 408, and any state law equivalents, as offers of compromise, and thus are not evidence and may not be used or referred to in any litigation, except to enforce this Agreement and its terms.

17.           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

18.           Press Release.  Any press release or public announcement regarding this Agreement or the termination of Executive’s employment shall be in a form mutually acceptable to the Parties, except as required by law.

19.           Severability.  Should any provision of this Agreement adjudged to any extent invalid by any court or tribunal of competent jurisdiction or arbitrator, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

*     *     *     *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

/s/ Daniel D. Davenport
Daniel D. Davenport

U-C HOLDING, L.L.C.

By: WILLIS STEIN & PARTNERS, L.P.
Its: Managing Member

By: Willis Stein & Partners, L.L.C.
Its: General Partner

By:	/s/ Avy H. Stein
Name:	Avy H. Stein
Its:	Managing Director

CTN MEDIA GROUP, INC.

By:	/s/ Neil H. Dickson
Name:	Neil H. Dickson
Its:	Chief Operating Officer